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EXHIBIT 21.1

                                  SUBSIDIARIES

         The Company's principal wholly owned subsidiaries at December 31, 2002 were as follows:

COMPANY                                    COUNTRY OF INCORPORATION             PRINCIPAL ACTIVITY
Cronos Containers Limited*                 UK                                   Container leasing,  management and
                                                                                administration
Cronos Containers N.V.*                    Netherlands Antilles                 Container investment manager
Cronos Capital Corp.                       USA                                  General Partner and limited partnership
                                                                                administration, container investment
                                                                                manager
Cronos Securities Corp.                    USA                                  Securities broking
Cronos Containers Inc.                     USA                                  Administration and marketing - USA
Cronos Containers PTE Limited*             Singapore                            Administration and marketing - Singapore
Cronos Containers Pty Limited*             Australia                            Administration and marketing - Australia
Cronos Containers S.R.L.                   Italy                                Administration and marketing - Southern
                                                                                Europe
Cronos Containers (Hong Kong) Limited*     Hong Kong                            Administration and marketing - Hong Kong
                                                                                and Australasia
Cronos Container Leasing GmbH              Germany                              Administration and marketing - Germany
Cronos Equipment (Bermuda) Ltd*            Bermuda                              Container Investment
Cronos Finance (Bermuda) Ltd*              Bermuda                              Container Investment
C G Finance B.V.                           Netherlands                          Financing
Cronos Management N.V.*                    Netherlands Antilles                 Holding Company and provision of
                                                                                Executive services
Cronos Containers Scandinavia AB           Sweden                               Intermodal equipment management
Intermodal Leasing AB                      Sweden                               Intermodal equipment management
Cronos Containers (Cayman) Ltd.*           Cayman Islands                       Container Investment
Cronos Holdings Investments Inc.*          USA                                  Holding Company

               * Denotes companies owned directly by the Company.

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